Exhibit 10.2.4

MOLSON COORS BREWING COMPANY
Directors DSU Award Statement for:

This Award Notice evidences the award of deferred stock units (each, an “DSU” or collectively, the “DSUs”) that have been granted to, NAME, by Molson Coors Brewing Company, a Delaware corporation (the “Company”), subject to your acceptance of the terms of this Award Notice, the [YEAR] Deferred Stock Unit Agreement, which is attached hereto (the “Agreement”) and the Amended and Restated Molson Coors Brewing Company Incentive Compensation Plan (the “Plan”). When vested, each DSU entitles you to receive one share of Class B common stock of the Company, par value $0.01 per share (the “Shares”). The DSUs are granted pursuant to the terms of the Plan.

The following summarizes your Deferred Stock Unit (DSU) Award under the Directors Stock Plan:

Date Issued:         Grant Date

Number of DSUs:	[ ], subject to adjustment as provided under Section 4.4 of the Plan.

Vesting Schedule:
Subject to adjustment pursuant to the Directors Stock Plan, you will receive one share of Molson Coors Brewing Company Class B Common Stock (“Stock”) for each DSU. The shares of Stock will be paid to you within thirty (30) days after termination of your service as member of the Board of Directors.

This Directors DSU Award is issued pursuant to the Directors Stock Plan established under the Molson Coors Brewing Company Incentive Compensation Plan (the “Incentive Compensation Plan”) as a result of your election to have cash retainer payments converted into DSUs. By electing to participate in the Directors Stock Plan, you consented to be bound by all of the terms and conditions of this Directors DSU Award Statement, the Directors Stock Plan and the Incentive Compensation Plan. You also acknowledge that you have been given access to copies of the Directors Stock Plan Summary Description, including the Directors Stock Plan document, which are available on www.ml.benefits.com. Please refer to the Summary Description for important information about the Directors Stock Plan and DSUs, including tax considerations.

To the extent not otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Directors Stock Plan or the Incentive Compensation Plan, as applicable.

This Directors DSU Award Statement constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

MOLSON COORS BREWING COMPANY

You must accept this Award Notice by logging onto your account with [ ] and accepting this grant agreement. If you fail to do so, the DSUs will be null and void. By accepting the DSUs granted to you in this Award, you agree to be bound by all of the provisions set forth in this Award Notice, the Agreement, and the Plan.

Attachment:    [YEAR] Director Stock Plan Summary Description and Directors Stock Plan Exhibit A

MOLSON COORS BREWING COMPANY
DIRECTORS STOCK PLAN

Summary Description
INTRODUCTION
The purpose of this Summary Description is to provide general information about the Directors Stock Plan. Participation in the Directors Stock Plan constitutes a Nonemployee Director award under the Amended and Restated Molson Coors Brewing Company Incentive Compensation Plan. A copy of the Directors Stock Plan (referred to as the “Plan”) is attached hereto as Exhibit A. Copies of the Incentive Compensation Plan have been previously made available to the directors.
The Global Chief People Officer of Molson Coors Brewing Company (“MCBC”) serves as Administrator of the Plan (the “Administrator”). The Administrator is authorized to interpret the Plan, to prescribe and modify its rules and procedures, and to make all other determinations necessary in its administration.
PURPOSE OF THE PLAN
The purpose of the Plan is to further encourage stock ownership by the non-employee directors of MCBC by enabling them to choose to receive all or one-half of their annual cash retainer payments in the form of shares of MCBC common stock or deferred stock units (“DSUs”).
ELIGIBILITY FOR PARTICIPATION
The Plan is open to all non-employee MCBC directors, other than the Chairman and Vice Chairman.
ELECTION TO PARTICIPATE
In order to participate in the Plan, an eligible director must complete a Participation Agreement. The Plan is administered on a calendar year basis, although the initial year is a short year, commencing July 26, 2006, and ending December 31, 2006. A director who chooses to receive his or her cash retainer for the upcoming year in common stock or DSUs may do so by filing a Participation Agreement no later than November 30th (or such later date as the Administrator determines) prior to that year. For the initial short year, the Participation Agreement must be returned to the Administrator by August 25, 2006 and will apply to retainer payments made after that date. Individuals may file a Participation Agreement within 30 days of first joining the Board as a non-employee director and such Agreement will apply to retainer payments made after that date. Directors electing DSUs should also complete a Beneficiary Designation. Once made, an election to receive cash retainer payments in common stock or DSUs is irrevocable for the year to which it applies. A new Participation Agreement must be completed and filed for each new year, unless the Administrator determines that existing agreements will carryover to a subsequent year.

CASH RETAINERS PAID IN COMMON STOCK

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All (100%) or one-half (50%) of the cash retainer payable to a director who elects to participate in the Plan will be paid in shares of MCBC Common Stock. For this purpose, the cash retainer is the fixed amount payable to a director by reason of his or her being a member of the board of directors of MCBC and any committee thereof, including amounts payable due to chairmanship of the board or a committee, but exclusive of amounts payable on a per meeting basis.
The number of shares of common stock to be issued will be determined by dividing the cash retainer payment due (either 100% or 50% of the cash payment, depending on the director’s election) by the fair market value (FMV) of the common stock on that date as determined under the MCBC Incentive Compensation Plan. Per the Incentive Compensation Plan, FMV is equal to that day’s closing price as reported by the New York Stock Exchange. The shares of common stock will be issued to a brokerage account established for the director by MCBC to facilitate administration of awards under the Incentive Compensation Plan. These accounts are currently maintained with Merrill Lynch.
DEFERRAL
If a director has chosen to defer receipt of common stock by electing DSUs, then instead of issuing the shares, MCBC will maintain on its books DSUs representing an obligation to issue shares of common stock to the director. The number of DSUs credited will be equal to the number of shares that would have been issued but for the deferral election.
Because DSUs represent a right to receive common stock in the future, and not actual shares, there are no voting rights associated with them. However, cash dividend equivalents will be credited with respect to the DSUs. In the event of an adjustment in MCBC’s capitalization, appropriate adjustments will be made to the DSUs.
ISSUANCE OF SHARES FOR DSUs
The shares of common stock represented by the DSUs will be issued upon a director’s termination as a member of the Board. The shares will be issued in a single payout, no later than thirty days after the director’s board service terminates. The shares will be issued to the director’s brokerage account. Accrued cash dividend equivalents will be paid at the same time, without interest.
TAXES
The following discussion addresses the U.S. and Canadian federal income tax consequences of participation in the Plan, based upon current laws, rulings and regulations. Tax considerations under state, provincial, local or other foreign laws, or laws pertaining to taxes other than income taxes, are not addressed. Directors should consult their own tax advisor with regard to participation in the Plan.
Cash Retainer Paid in Stock. The fair market value of the shares of common stock is taxed as ordinary income in the year received. Accordingly, if a director elects to receive common stock currently, he or she will be taxed currently on the value of the shares on the date issued to the director,

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as if such value had been paid in cash. MCBC will be entitled to a tax deduction equal to the amount of ordinary income recognized.
Deferral. If a director elects to defer receipt of the common stock by electing DSUs, he or she will not be taxed currently, but instead will be taxed at the time in the future when the shares of common stock are issued. At that time, the director will recognize ordinary income equal to the then value of the shares received. MCBC will be entitled to a tax deduction equal to the amount of ordinary income recognized.
OTHER INFORMATION

1.
Plan Document Governs the Plan - This Summary Description has been prepared to provide a better understanding of the benefits and features of the Plan. The benefits and rights under the Plan are at all times governed by the text of the Plan document. Such document is in no way altered or modified by the contents of this Summary Description.

2.
Amendment or Termination of the Plan - MCBC reserves the right to amend or terminate the Plan, in whole or in part, at any time its sole discretion. No amendment or termination of the Plan can eliminate benefits accrued to the date of such amendment or termination.

3.	Plan Administration - Discretion with respect to the determination of benefits under the Plan has been reserved to the Administrator.

4.
Available Information - MCBC has filed a Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Securities Act”) with respect to the shares of common stock which may be issued under the Incentive Compensation Plan. Pursuant to the rules of the SEC, this Summary Description does not contain all of the information set forth in the Registration Statement and exhibits thereto, to which reference is made.

5.
MCBC will provide, without charge, to each person to whom this Summary Description is delivered, upon written or oral request of such person, a copy of any and all of the following documents which have been incorporated by reference into the Registration Statement:

-	MCBC’s latest Annual Report on Form 10-K filed with the SEC.

-	All quarterly and other reports filed by MCBC with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)

-	The description of the Company’s common stock contained in applicable registration statements and other reports filed by MCBC with the SEC under Section 12 of the Exchange Act.
In addition, a copy of MCBC’s most recent Annual Report to Stockholders accompanies this Summary Description or has been furnished previously. MCBC will provide to each director who has received this Summary Description copies of all reports, proxy statements

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and other communications distributed to its stockholders generally. In the event a recipient of this Summary Description misplaces any such documents, another will be furnished, without charge, upon written request. Requests for copies of any of the documents referred to above, or any questions regarding the Plan or its administration, should be directed to the office of the Global Chief People Officer, Molson Coors Brewing Company, 1225 17th Street, Suite 3200, Denver, CO 80202 (telephone: (303) 277-2255).

6.
Resale of Shares - The Plan does not apply any specific restrictions on the resale of shares of common stock issued to directors under the Plan. However, the Securities Act and Exchange Act may impose certain limitations on such resale.

7.
Under the Securities Act, all directors of MCBC may be deemed to be “affiliates” for purposes of the Securities Act. Sales of common stock by such persons may be deemed to be sales of common stock by MCBC. Rule 144, promulgated under the Securities Act, sets forth a “safe harbor” procedures for affiliates to sell shares yet not have the sale be deemed a distribution of common stock on behalf of MCBC. Rule 144 restricts the number of shares of common stock which may be sold by an affiliate during any 90-day period, designates a manner of sale and requires the filing of a notice of proposed sale with the SEC. Any affiliates should consult with a qualified legal advisor regarding his or her own situation before making any resales of common stock issued pursuant to the Plan.

8.
Section 16(b) of the Exchange Act provides that, in certain circumstances, the profit realized by a director on the purchase and sale, or sale and purchase, of common stock within a six-month time frame, is recoverable by MCBC from the affiliate if it is a prohibited “short-swing profit”. Accordingly, directors should review the implications of the “short-swing profit” prohibitions prior to disposing of any shares of common stock received under the Plan.

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EXHIBIT A
MOLSON COORS BREWING COMPANY
DIRECTORS STOCK PLAN

1.
Establishment; Purpose. Molson Coors Brewing Company ("MCBC") establishes this Molson Coors Brewing Company Directors' Stock Plan (the "Plan") as a Non-Employee Director award under the Company's Incentive Compensation Plan subject to the terms and provisions thereof effective July 26, 2006. This plan shall be administered by the Global Chief People Officer of MCBC (the "Administrator"). The purpose of the Plan is to provide an incentive to certain MCBC directors who are not employees of MCBC to own additional shares of Common Stock of MCBC ("Common Stock"), thereby aligning their interests more closely with the interests of the stockholders of MCBC. The effective date of this amended and restated Plan (the "Amended and Restated Plan") shall be May 31, 2012.

2.
Election to Participate. Any director of MCBC who is not an employee of MCBC or any of its subsidiaries may elect to participate in the Plan by filing an election with the Administrator. Notwithstanding the foregoing, neither the Chairman nor Vice Chairman of the Board shall be eligible to participate in the Plan. Elections to participate shall apply to the calendar year commencing after the date the election is filed. Once an election has been filed with the Administrator, the director shall participate in the Plan for the entire year for which he or she has elected to participate and to the extent provided by the Administrator, for all subsequent years until the director timely files a new election for such subsequent year. To be effective, any election under this paragraph 2 must be filed by the November 30th preceding the year (or such other deadline in such preceding year established by the Administrator) for which it is to take effect. Such election shall become irrevocable on the applicable deadline. In the case of an individual who first becomes an eligible director during a calendar year, such individual may irrevocably elect to participate for the remainder of such year by filing an election within 30 days of becoming eligible, provided such election shall apply only to cash retainer amounts earned after the election is filed.

3.
Cash Retainer Paid in Stock. Commencing as of the first day of the year a director elects to participate, all or 50% (as elected) of the cash retainer amount payable to the director shall be paid in shares of Common Stock until the director shall cease to serve as a member of the MCBC board of directors or until a subsequent year in which the director shall file a timely new election, whichever first occurs. Cash retainers for this purpose shall be the fixed amount payable to a director by reason of his or her being a member of the board of directors of MCBC and any committee thereof, including amounts payable due to chairmanship of the board or a committee, but exclusive of amounts payable on a per meeting basis. The number of shares of Common Stock to be paid to a director shall be computed by dividing the cash retainer amount payable to the director on a given date by the fair market value of one share of Common Stock on that date as determined under the MCBC Incentive

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Compensation Plan. Fair market value as of any date means the closing price of one share of Common Stock as reported by the New York Stock Exchange. Shares paid to a director shall be issued as promptly as practicable as the Administrator shall determine.

4.
Deferred Stock Units. Subject to the timing requirements of paragraph 2, directors who participate in the Plan may elect to defer receipt of their shares of Common Stock otherwise payable under the Plan and, in lieu thereof, MCBC shall maintain on its books deferred stock units ("DSUs") representing an obligation to issue shares of Common Stock. DSUs shall be credited to the director at the time and in the amount that shares of Common Stock would otherwise have been paid in the absence of an election to defer. As of each of the Company’s dividend payment dates after the effective date of the Amended and Restated Plan, each director who has been credited with DSUs shall be credited with a cash amount (a "cash dividend equivalent") equal to the aggregate amount of cash dividends, if any, that would have been payable on the number of shares of Common Stock that equals the number of DSUs credited to the director (as determined on the applicable dividend payment date), including, for the avoidance of doubt, DSUs credited to the director prior to the effective date of the Amended and Restated Plan. Upon the termination of service as a director, MCBC shall pay to the director in a lump sum (i) one share of Common Stock for each DSU and (ii) an amount of cash equal to the total amount of the director's accrued cash dividend equivalents credited with respect to the DSUs, without interest (the "cash amount"). The lump sum payment of one share of Common Stock for each DSU and the cash amount shall be made no later than the thirtieth (30th) day after the director ceases to be a director of MCBC. "Ceases to be a director" or words of similar import, as used in this Plan mean, for purposes of any payments under this Plan that are payments of deferred compensation subject to Code Section 409A, the director's "separation from service" as defined in Treasury Regulation Section 1.409A-1(h)(2) with regard to independent contractors.

5.
Shares. Shares paid to directors under the Plan shall be paid with newly issued shares of Common Stock of MCBC, or treasury shares of Common Stock held by MCBC. No fractional shares shall be issued. Whenever the computation of the number of shares to be paid results in a fractional amount, such amount shall be rounded up to the next greater whole number of shares.

6.
Adjustment in Capitalization. In the event that any change in the outstanding shares of Common Stock occurs by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, share exchange or similar corporate change, the number of shares of Common Stock which may be issued under this Plan shall be appropriately adjusted. Any adjustments made to any DSUs shall be made in accordance with the terms of the Company's Incentive Compensation Plan.

7.	Nonassignment. Neither a director nor his or her duly designated beneficiary shall have any right to assign, transfer, pledge or otherwise convey the right to receive

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any Common Stock or DSUs hereunder, and any such attempted assignment, transfer, other conveyance shall not be recognized by MCBC.

8.
Designation of Beneficiary. A director may designate a beneficiary which is to receive any unpaid Common Stock or Common Stock payable with respect to DSUs credited at the director's death. Such designation shall be effective by filing a written notification with the Administrator and may be changed from time to time by similar action. If no such designation is made by a director, any such balance shall be paid to the director's surviving spouse, and in the absence of a surviving spouse, to the director's estate.

9.	Administrator. The Administrator shall establish the procedures and maintain all books and records in connection with the Plan.

10.
Amendment. The Plan may be amended or terminated at any time by action of the Board of Directors of MCBC, but no amendment shall adversely affect a director's rights with respect to cash retainer payments earned but not yet paid in Common Stock or any DSUs without the director's written consent.

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